                                                                   EXHIBIT T3E.5

                         NOTICE OF GUARANTEED DELIVERY

                    Exchange Offer and Consent Solicitation

                           New Millennium Homes, LLC

                               Offer to Exchange

             All Outstanding 12% Senior Notes due September 3, 2004

             ($126,000,000 aggregate principal amount outstanding)

                                      for

   Zero Coupon Notes due 2004 and Series A Participating Perpetual Preferred
                                    Shares;

                         Waiver of Liquidated Damages;

                Solicitation of Consents to Amend the Indenture
                 dated as of September 3, 1997, as amended; and

          Solicitation of Agreement to Support Plan of Reorganization

THE EXCHANGE OFFER, CONSENT SOLICITATION AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 10, 2000, UNLESS EXTENDED (AS SUCH DATE MAY BE EXTENDED, THE "EXPIRATION DATE").


As set forth in the Exchange Offer and Consent Solicitation dated July 13, 2000 and the related Letter of Transmittal and Consent (which, together with any amendments or supplements thereto, collectively, constitute the "Offer"), this Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to tender for exchange any and all outstanding 12% Senior Notes due 2004 ("Senior Notes") of New Millennium Homes, LLC, a Delaware limited liability company ("Company" or "New Millennium"), pursuant to the Offer if certificates for Senior Notes are not immediately available or if such certificates for Senior Notes and all other required documents cannot be delivered to the Exchange Agent on or prior to the Expiration Date (as defined in the Exchange Offer and Consent Solicitation). This instrument may be delivered by hand or transmitted by facsimile transmission or mail to the Exchange Agent.

                      The Exchange Agent for the Offer is:

                           U.S. Bank Corporate Trust
                              180 E. Fifth Street
                           St. Paul, Minnesota 55101
                            Attn: Default Processing



                                 By Facsimile:
                                 (651) 244-1142


                             Confirm by Telephone:
                                 (612) 973-5840
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     Delivery of this instrument to an address other than as set forth above or transmissions of instructions via a facsimile number other than as set forth above will not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal and Consent is required to be guaranteed by an Eligible Institution under the instructions to the Letter of Transmittal and Consent, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal and Consent.
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Ladies and Gentlemen:

     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Exchange Offer and Consent Solicitation dated July 13, 2000 and the related Letter of Transmittal and Consent, receipt of each of which is hereby acknowledged, the principal amount of Senior Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Exchange Offer under the caption "Background and Purpose of the Exchange Offer and Consent Solicitation-Guaranteed Delivery Procedures."



Signature(s)                                 Address(es)
             ----------------------                     ------------------------
                                                        ------------------------
                                                        ------------------------
Name(s) of Eligible Holders of Senior Notes
-------------------------------------------                             Zip Code
-------------------------------------------
-------------------------------------------  Area Code and Tel. No.(s)
            Please Type or Print                                         -------


Principal Amount of Senior Notes Tendered
for Exchange $
              -----------------------------

Senior Note Certificate No(s).  (If
available)
-------------------------------------------
-------------------------------------------
-------------------------------------------

Dated __________________________, 2000



                                       3
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--------------------------------------------------------------------------------
                                   GUARANTEE
                   (Not to be used for signature guarantee)


      The undersigned, an Eligible Institution (as defined in the Exchange Offer), having an office or correspondent in the United States, hereby (a) represents that the above named person(s) "own(s)" the Senior Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Senior Notes complies with Rule 14e-4 and (c) guarantees to deliver to the Exchange Agent the certificates representing all the Senior Notes tendered hereby, in proper form for transfer, together with the Letter of Transmittal and Consent (or an original executed facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.


---------------------------------          -------------------------------------
        Name of Firm                                   Authorized Signature

                                           Name
---------------------------------             ----------------------------------
          Address                                     Please Type or Print


                                          Title
---------------------------------              ---------------------------------
           Zip Code

Area Code and Tel. No.                    Dated                           , 2000
                       -------                 ---------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SENIOR NOTES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL AND CONSENT.


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